Granite Point Mortgage Trust Inc. Reports
First Quarter 2023 Financial Results
and Post Quarter-End Update

NEW YORK, May 9, 2023 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ending March 31, 2023, and provided an update on its activities subsequent to quarter-end. A presentation containing first quarter 2023 financial results can be viewed at www.gpmtreit.com.

“Despite the difficult economic environment, our business delivered strong operating results in the first quarter, as our distributable earnings increased to $0.20 per basic share and covered our common dividend. Given the market uncertainties, we will continue to maintain our conservative approach, protecting our balance sheet and emphasizing liquidity, while diligently asset managing our well-diversified senior loan portfolio” said Jack Taylor, President, CEO and Director of Granite Point Mortgage Trust Inc.

First Quarter 2023 Activity
•GAAP net (loss)(1) of $(37.5) million, or $(0.72) per basic share, inclusive of a $(46.4) million, or $(0.89) per basic share, provision for credit losses.
•Distributable Earnings(2) of $10.7 million, or $0.20 per basic share, excluding the non-cash provision expense.
•Book value of $14.08 per common share, inclusive of $(2.54) per common share total CECL reserve.
•Declared and paid a cash dividend of $0.20 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Funded $17.3 million in prior loan commitments.
•Realized $59.5 million of total UPB in loan repayments, principal paydowns and amortization.
•Portfolio of $3.5 billion in total commitments comprised of over 99% senior loans and 98% floating rate with a weighted average stabilized LTV of 62.9%(3) and a realized portfolio yield of 8.0%(4).
•Weighted average portfolio risk rating of 2.6 at March 31, 2023.
•Total CECL reserve of approx. $133.0 million, or 3.8% of total portfolio commitments, inclusive of $67.5 million of specific CECL reserves allocated to five collateral-dependent loans.
•Accretively repurchased 1.0 million common shares for a total of $5.1 million, resulting in book value accretion of approx. $0.19 per share.
•Successfully refinanced GPMT 2019-FL2 CRE CLO, retiring inefficient liabilities and releasing approx. $85 million in net proceeds to the Company.
•Increased borrowing capacity on the JPMorgan financing facility to $425 million.
•Ended the quarter with over $220 million in cash on hand and a total leverage ratio of 2.5x.

Share Repurchase Authorization
•Granite Point today announced that its Board of Directors has authorized the Company to repurchase up to an additional 5,000,000 shares of its common stock, which increased the number of shares available for repurchase to 5,157,916, including the shares remaining under the prior authorization. The shares are expected to be repurchased from time to time through privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended, or by any combination of such methods. The manner, price, number and timing of share repurchases will be subject to a variety of factors, including market conditions and applicable U.S. Securities and Exchange Commission rules. As of May 4, 2023, Granite Point had 51,526,039 shares of common stock issued and outstanding.

Post Quarter-End Update
•So far in Q2 2023, funded $4.7 million on existing loan commitments and received $75.3 million in loan payoffs.
•Extended the maturity of the Morgan Stanley financing facility to June 2024 and adjusted the borrowing capacity to $475 million.
•As of May 9th, carried over $215 million in unrestricted cash.

(1)Represents Net Income Attributable to Common Stockholders.
(2)Please see page 5 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Portfolio yield includes nonaccrual loans.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on May 10, 2023, at 11:00 a.m. ET to discuss first quarter 2023 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the News & Events link. For those unable to attend, a telephone playback will be available beginning May 10, 2023, at 12:00 p.m. ET through May 17, 2023, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13738058. The call will also be archived on the Company’s website in the Investor Relations section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Loans held-for-investment	$3,310,830	$3,350,150
Allowance for credit losses	(128,451)	(82,335)
Loans held-for-investment, net	3,182,379	3,267,815
Cash and cash equivalents	223,432	133,132
Restricted cash	3,344	7,033
Accrued interest receivable	13,869	13,413
Other assets	52,317	32,708
Total Assets	$3,475,341	$3,454,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$1,191,571	$1,015,566
Securitized debt obligations	1,039,407	1,138,749
Asset-specific financings	45,823	44,913
Secured credit facility	100,000	100,000
Convertible senior notes	131,131	130,918
Dividends payable	14,307	14,318
Other liabilities	20,644	24,967
Total Liabilities	2,542,883	2,469,431
Commitments and Contingencies
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized, and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 51,526,039 and 52,350,989 shares issued and outstanding, respectively	515	524
Additional paid-in capital	1,198,272	1,202,315
Cumulative earnings	96,864	130,693
Cumulative distributions to stockholders	(364,400)	(350,069)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	931,333	983,545
Non-controlling interests	125	125
Total Equity	$931,458	$983,670
Total Liabilities and Stockholders’ Equity	$3,475,341	$3,454,101

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except share data)

	Three Months Ended
	March 31,
	2023	2022
Interest income:	(unaudited)
Loans held-for-investment	$65,291	$47,298
Cash and cash equivalents	1,428	23
Total interest income	66,719	47,321
Interest expense:
Repurchase facilities	19,772	5,008
Secured credit facility	2,929	—
Securitized debt obligations	18,051	9,732
Convertible senior notes	2,311	4,546
Term financing facility	—	1,373
Asset-specific financings	743	282
Senior secured term loan facilities	—	2,868
Total interest expense	43,806	23,809
Net interest income	22,913	23,512
Other (loss) income:
Provision for credit losses	(46,410)	(3,688)
Gain (loss) on extinguishment of debt	238	(5,791)
Fee income	—	493
Total other (loss) income	(46,172)	(8,986)
Expenses:
Compensation and benefits	5,912	5,816
Servicing expenses	1,378	1,461
Other operating expenses	3,271	2,614
Total expenses	10,561	9,891
(Loss) income before income taxes	(33,820)	4,635
Provision for (benefit from) income taxes	9	(1)
Net (loss) income	(33,829)	4,636
Dividends on preferred stock	3,625	3,625
Net (loss) income attributable to common stockholders	$(37,454)	$1,011
Basic (loss) earnings per weighted average common share	$(0.72)	$0.02
Diluted (loss) earnings per weighted average common share	$(0.72)	$0.02
Weighted average number of shares of common stock outstanding:
Basic	52,308,380	53,857,051
Diluted	52,308,380	53,961,497

Net (loss) income attributable to common stockholders	$(37,454)	$1,011
Comprehensive (loss) income	$(37,454)	$1,011

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended March 31, 2023
(unaudited)
Reconciliation of GAAP net (loss) to Distributable Earnings(1):

GAAP net (loss)	$(37,454)
Adjustments for non-distributable earnings:
Provision for (benefit from) credit losses	46,410
(Gain) loss on extinguishment of debt	(238)
Non-cash equity compensation	1,955
Distributable Earnings(1)	$10,673

Basic weighted average shares outstanding	52,308,380
Distributable Earnings(1) per basic common share	$0.20
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2022, and for all subsequent reporting periods ending on or after December 31, 2021, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.
We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended March 31, 2023, we recorded provision for credit losses of $(46.4) million, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. Pursuant to our existing policy for reporting Distributable Earnings referenced above. During the three months ended March 31, 2023, we recorded a $0.2 million gain on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time events pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

Distributable Earnings does not represent net income or cash flow from operating activities and should not be considered as an alternative to GAAP net income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.